UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

ACURX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V77103-TBD ACURX PHARMACEUTICALS, INC. 259 LIBERTY AVENUE STATEN ISLAND, NY 10305 ACURX PHARMACEUTICALS, INC. 2025 Special Meeting Vote by September 15, 2025 11:59 PM ET You invested in ACURX PHARMACEUTICALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 16, 2025. Vote Virtually at the Meeting* September 16, 2025 11:00 AM ET Virtually at: www.virtualshareholdermeeting.com/ACXP2025SM Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 2, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V77104-TBD THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Proposal to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock underlying series G-2 warrants issued by the Company pursuant to the terms of that certain warrant inducement agreement (the “Letter Agreement”), dated June 17, 2025, by and between the Company and a certain holder of existing warrants, in an amount equal to or in excess of 20% of the Company’s common stock outstanding before the issuance of such warrants. For 2. Proposal to approve a proposed amendment to the Company’s Certificate of Incorporation to increase from 200,000,000 shares to 250,000,000 shares the aggregate number of shares of common stock authorized to be issued. For 3. Proposal to approve an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt each of the aforementioned proposals. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.